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                                                                    EXHIBIT 99.1

                          CONTANGO OIL & GAS COMPANY
                       3700 Buffalo Speedway, Suite 960
                             Houston, Texas 77098
                             (713) 960-1901 Phone
                              (713) 960-1065 Fax



May 14, 2002


United States Securities and Exchange Commission
Washington. D.C. 20549-0410


Ladies and Gentlemen:

     Arthur Andersen LLP has represented to Contango Oil & Gas Company ("the Company") that its audits were subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates is not relevant to these audits.

Very truly yours,

/s/  KENNETH R. PEAK

Kenneth R. Peak
President and Chief Executive Officer